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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-96816 on Form S-8 of Central Garden & Pet Company of our report dated June 18, 2001 (which includes an explanatory paragraph relating to the modified cash basis of accounting), appearing in this Annual Report on Form 11-K of the Central Garden & Pet Company Investment Growth Plan for the year ended December 31, 2000.

Deloitte & Touche LLP

San Francisco, California
June 28, 2001




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Deloitte
Touche
Tohmatsu
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